Exhibit 32.2
Certification of Chief Financial Officer
In connection with the Annual Report of Tecumseh Products Company (the “Company”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, James J. Connor, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(3)	the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(4)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2010	BY:	/s/ James J. Connor

James J. Connor
Vice President, Treasurer,
and Chief Financial Officer